UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 26, 2014

Green Plains Inc.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

001-32924	84-1652107
(Commission file number)	(IRS employer identification no.)

450 Regency Parkway, Ste. 400, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 26, 2014, Green Plains Trade Group LLC entered into a third amendment and restatement of its Revolving Credit and Security Agreement, dated as of July 30, 2009, as amended, by and between PNC Bank, National Association (as Lender and Agent), additional financial institutions (collectively, the “Lenders”) and Green Plains Trade Group LLC. This Third Amended and Restated Revolving Credit and Security Agreement increases the principal amount of the revolving credit facility from $130 million to $150 million and modifies borrowing base definitions to include certain finished inventories.

Discussed above are the key modifications in the Third Amended and Restated Revolving Credit and Security Agreement and the corresponding Credit Notes, which is not intended to be inclusive of all modifications. The Third Amended and Restated Revolving Credit and Security Agreement is attached as an exhibit hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed as part of this report.

Exhibit Number	Description of Exhibit

10.1	Third Amended and Restated Revolving Credit and Security Agreement dated November 26, 2014 among Green Plains Trade Group LLC, the Lenders and PNC Bank, National Association (as Lender and Agent)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Inc.

Date: December 2, 2014	By:	/s/ Jerry L. Peters
Jerry L. Peters Chief Financial Officer (Principal Financial Officer)

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